Exhibit 99.1





[Typed from the hand written original]



May 28, 2006


The Stephan Company
1850 W McNab Rd
Ft. Lauderdale, Fl. 33309
Attention: Mr. Frank Ferola


Dear Frank,
I am resigning from my Board of Directors Position effective June 1, 2006. My new position as President - Cooper Wheelock Inc, will not allow me to commit the time I believe is necessary to meet the duties of the Board Position.

Please make the necessary Securities and Exchange submittals to make this resignation official. Please advise me when this action is complete.


Regards,

/s/ David L Pawl